Exhibit 8.1
Subsidiaries and Equity Investments of the Company
The following table lists our consolidated subsidiaries and our percentage ownership as of December 31, 2023:

Legal Seat	Name	Percentage of Ownership (direct or indirect)
Australia, Sydney	STMicroelectronics PTY Ltd	100
Austria, Vienna	STMicroelectronics Austria GmbH	100
Belgium, Diegem	Proton World International N.V.	100
Brazil, Sao Paulo	STMicroelectronics Ltda	100
Canada, Ottawa	STMicroelectronics (Canada), Inc.	100
China, Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China, Chongqing(1)	SANAN, STMicroelectronics Co., Ltd.	49
China, Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China, Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China, Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
Czech Republic, Prague	STMicroelectronics Design and Application s.r.o.	100
Denmark, Aarhus	STMicroelectronics A/S	100
Egypt, Cairo	STMicroelectronics Egypt SSC	100
Finland, Nummela	STMicroelectronics Finland OY	100
France, Crolles	STMicroelectronics (Crolles 2) SAS	100
France, Grenoble	STMicroelectronics (Alps) SAS	100
France, Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France, Le Mans	STMicroelectronics (Grand Ouest) SAS	100
France, Montrouge	STMicroelectronics France SAS.	100
France, Rousset	STMicroelectronics (Rousset) SAS	100
France, Tours	STMicroelectronics (Tours) SAS	100
Germany, Aschheim-Dornach	STMicroelectronics GmbH	100
Germany, Aschheim-Dornach	STMicroelectronics Application GmbH	100
Hong Kong, Kowloon	STMicroelectronics Ltd	100
India, New Delhi	ST-Ericsson India Pvt Ltd	100
India, Noida	STMicroelectronics Pvt Ltd	100
Israel, Netanya	STMicroelectronics Limited	100
Italy, Agrate Brianza	STMicroelectronics S.r.l.	100
Italy, Naples	STMicroelectronics Services S.r.l.	100
Japan, Tokyo	STMicroelectronics KK	100
Malaysia, Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia, Muar	STMicroelectronics SDN BHD	100
Malaysia, Muar	STMicroelectronics Services Sdn.Bhd.	100
Malta, Kirkop	STMicroelectronics (Malta) Ltd	100
Mexico, Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Morocco, Casablanca	STMicroelectronics (MAROC) SAS, a associé unique	100
The Netherlands, Amsterdam	STMicroelectronics Finance B.V.	100
The Netherlands, Amsterdam	STMicroelectronics Finance II N.V.	100
The Netherlands, Amsterdam	STMicroelectronics International N.V.	100
Philippines, Calamba	STMicroelectronics, Inc.	100
Philippines, Calamba	Mountain Drive Property, Inc.	40
Singapore, Ang Mo Kio	STMicroelectronics Asia Pacific Pte Ltd	100
Singapore, Ang Mo Kio	STMicroelectronics Pte Ltd	100
Slovenia, Ljubljana	STMicroelectronics d.o.o.	100
Spain, Barcelona	STMicroelectronics Iberia S.A.	100
Sweden, Jönköping	STMicroelectronics Software AB	100
Sweden, Kista	STMicroelectronics A.B.	100
Sweden, Norrköping	STMicroelectronics Silicon Carbide A.B.	100
Switzerland, Geneva	STMicroelectronics S.A.	100
Switzerland, Geneva	STMicroelectronics Re S.A.	100

Taiwan, Taipei City	Exagan Taiwan Ltd.	100
Thailand, Bangkok	STMicroelectronics (Thailand) Ltd	100
United Kingdom, Bristol	STMicroelectronics (Research & Development) Limited	100
United Kingdom, Marlow	STMicroelectronics Limited	100
United States, Coppell	STMicroelectronics Inc.	100
United States, Coppell	STMicroelectronics (North America) Holding, Inc.	100

(1) SANAN, STMicroelectronics Co., Ltd. has been identified as a variable interest entity for which the Company is the primary beneficiary, and is consequently fully consolidated.